Return to S-8

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Non-Qualified Stock Plan of our report dated March 25, 2008 relating to the financial statements and financial statement schedule of A.P. Pharma, Inc., which appear in A.P. Pharma, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
August 6, 2008